Exhibit 10.7

LETTER AGREEMENT

THIS LETTER AGREEMENT is entered into as of March 17, 2015, by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) and Jon S. Wheeler.

WHEREAS, Mr. Wheeler currently Beneficially Owns (as defined below) voting securities of the Company; and

WHEREAS, each of Mr. Wheeler and the Company acknowledge that it is to the mutual benefit of the parties hereto to provide for the future voting of the Company’s voting securities held by Mr. Wheeler in a manner that is consistent with the future recommendations and desires of the Company’s board of Directors (the “Board”) as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Voting. Jon S. Wheeler hereby agrees to vote any voting securities of the Company he Beneficially Owns, if such securities are eligible to so vote, for the election of Howard Fife or any other person, if reasonably acceptable to Mr. Wheeler, that is a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders. “Beneficial Ownership” means with respect to any security, the ownership of such security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

2. Miscellaneous.

(a) Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

(b) Waivers. The conditions to each party’s obligations in the Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver and an intention to amend or waive such provision or provisions.

(c) Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

(e) Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Mr. Wheeler, shall be delivered to [                    ]; or if sent to the Company, shall be delivered to Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia, fax no. (717) 774-7383 Attention: Jon S. Wheeler, with a copy to Haneberg, PLC, 310 Granite Ave., Richmond, Virginia 23226, email: brad@haneberg.us, Attention: Brad Haneberg, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(f) Captions. The section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

(g) No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Parties hereto, any benefit right or remedies.

(h) Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

(i) Successors, Assigns and Transferees. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee.

(j) Assignment. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of the parties hereto and any purported or attempted assignment or other transfer of rights or obligations under this Agreement without such consent shall be void and of no force or effect.

(k) Expenses; Attorney’s Fees. Each party will be solely responsible for its fees and expenses in connection with the transactions contemplated herein, including the fees and expenses of their respective attorneys, accountants, investment bankers and consultants. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(m) Entire Agreement. This Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman and CEO

JON S. WHEELER

/s/ Jon S. Wheeler
Name:	Jon S. Wheeler